As filed with the Securities and Exchange Commission on July 26, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

YADKIN VALLEY FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
North Carolina
(State or Other Jurisdiction of Incorporation or Organization)
20-4495993
(I.R.S. Employer Identification No.)
209 North Bridge Street
Elkin, North Carolina 28621-3404
(336) 526-6300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)

William A. Long
President and Chief Executive Officer
Yadkin Valley Financial Corporation
209 North Bridge Street
Elkin, North Carolina 28621-3404
(336) 526-6300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Ronald D. Raxter, Esq.
Maupin Taylor, P.A.
Highwoods Tower One, Suite 500
3200 Beechleaf Court
P.O. Drawer 19764
Raleigh, North Carolina 27604-1064
(919) 981-4304

Approximate date of commencement of the proposed sale to the public:
As soon as practicable after the Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box ☑
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Each Class		Maximum	Maximum
of Securities to be	Amount to be	Offering Price	Aggregate Offering	Amount of
Registered	Registered	Per Share (1)	Price	Registration Fee (1)
Common Stock	250,000 (2)	$14.55	$3,637,500	$389.21

(1)	The registration fee is calculated in accordance with Rule 457 promulgated under the Securities Act of 1933, as amended.

(2)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable in connection with the shares registered for sale hereby as a result of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

PROSPECTUS
YADKIN VALLEY FINANCIAL CORPORATION
250,000 Shares of Common Stock
Pursuant to Dividend Reinvestment Plan
          We are offering for sale 250,000 shares of our common stock, par value $1.00 per share, which may be purchased pursuant to the terms and conditions of our Dividend Reinvestment Plan.
          Our common stock is traded on the Nasdaq Global Select Market under the symbol “YAVY.” The last reported sales price for our common stock on July 24, 2006 was $14.55 per share.

          Investing in the securities involves risks. We urge you to carefully read the “Risk Factors” beginning on page 4 before making your investment decision.
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.
          The securities offered by this prospectus are not savings accounts, deposits or obligations of any bank and are not insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation or any other governmental agency.

Offering Price (per share) (1)	$14.55

Total proceeds, before expenses, to Yadkin Valley Financial Corporation	$3,637,500

(1)	The actual offering price is determined in accordance with the terms and conditions of our Dividend Reinvestment Plan, which requires a price based on a five day average of the market price of the common stock at the time of the transaction. This price is the last reported sales price for our common stock on July 24, 2006.
The date of this prospectus is July 26, 2006.

PROSPECTUS SUMMARY
          This summary highlights information contained in, or incorporated by reference into, this prospectus. Because this is a summary, it may not contain all of the information that is important to you. Therefore, you should also read the more detailed information set forth in this prospectus, our financial statements and the other information that is incorporated by reference into this prospectus. References in this prospectus to “we,” “us,” and “our” refer to Yadkin Valley Financial Corporation and its consolidated subsidiaries, unless otherwise specified.
Yadkin Valley Financial Corporation
          Yadkin Valley Financial Corporation is the holding company for Yadkin Valley Bank and Trust Company. The bank began operations in 1968 and effective July 1, 2006, became a wholly owned subsidiary of Yadkin Valley Financial Corporation, a newly formed bank holding company. We are based in Elkin, North Carolina. Our current banking market consists of the central Piedmont counties of Mecklenburg and Iredell, and the northwestern counties of Ashe, Avery, Surry, Watauga, Wilkes and Yadkin in North Carolina and, to a lesser extent, the surrounding areas.
          The website for the bank is www.yadkinvalleybank.com. The bank’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation. The bank is not a member of the Federal Reserve System. Our operations are primarily retail oriented and directed toward individuals and small and medium-sized businesses located in our banking market and, to a lesser extent, areas surrounding our immediate banking market. We provide most traditional commercial and consumer banking services, but our principal activities are the taking of demand and time deposits and the making of consumer and commercial loans. Our primary source of revenue is the interest income derived from our lending activities.
          Our common stock is currently traded on the Nasdaq Global Select Market under the symbol “YAVY.”
Our Address
          The address of our principal executive office is 209 North Bridge Street, Elkin, North Carolina 28621-3404 and our telephone number is (336) 526-6300.

The Offering

The issuer	Yadkin Valley Financial Corporation

Securities being offered	250,000 shares of common stock

Offering price	The offering price is the five-day average of the current market price of the common stock at the time of the transaction under the Dividend Reinvestment Plan.

Nasdaq Global Select Market listing	Our common stock is listed on the Nasdaq Global Select Market under the symbol “YAVY.”

You will not receive certificates	Common stock purchased under the Dividend Reinvestment Plan will be held by our transfer agent, First-Citizens Bank. This means that you will not receive a certificate for the securities, and your ownership interests will be recorded through the book-entry system. See “Plan of Distribution” on page 9.

How the proceeds of this offering will be used	We estimate that the net proceeds to us from the sale of the common stock, after deducting expenses, will be approximately $3.63 million. The purpose of the offering is to support the growth and operations of our subsidiary bank. See “Risk Factors” on page 4 and “Use of Proceeds” on page 8.

Risk factors	Before purchasing the securities being offered, you should carefully consider the “Risk Factors” beginning on page 4.

RISK FACTORS
          An investment in the common stock involves a number of risks. We urge you to read all of the information contained in this prospectus. In addition, we urge you to consider carefully the following factors in evaluating an investment in Yadkin Valley Financial Corporation before you purchase any of the securities offered by this prospectus.
Our business strategy includes the continuation of significant growth plans, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.
          We intend to continue pursuing a significant growth strategy for our business. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in significant growth stages of development. We cannot assure you we will be able to expand our market presence in our existing markets or successfully enter new markets or that any such expansion will not adversely affect our results of operations. Failure to manage our growth effectively could have a material adverse effect on our business, future prospects, financial condition or results of operations, and could adversely affect our ability to successfully implement our business strategy. Also, if our growth occurs more slowly than anticipated or declines, our operating results could be materially adversely affected. Our ability to successfully grow will depend on a variety of factors including the continued availability of desirable business opportunities, the competitive responses from other financial institutions in our market areas and our ability to manage our growth
We may face risks with respect to future expansion.
     As a strategy, we have sought to increase the size of our franchise by aggressively pursuing business development opportunities, and we have grown rapidly in the last four years. We have purchased two other financial institutions as a part of that strategy. We may acquire other financial institutions or parts of those entities in the future. Acquisitions and mergers involve a number of risks, including:
•	the time and costs associated with identifying and evaluating potential acquisitions and merger partners;

•	the estimates and judgments used to evaluate credit, operations, management and market risks with respect to the target entity may not be accurate;

•	the time and costs of evaluating new markets, hiring experienced local management and opening new offices, and the time lags between these activities and the generation of sufficient assets and deposits to support the costs of the expansion;

•	our ability to finance an acquisition and possible ownership and economic dilution to our current shareholders;

•	the diversion of our management’s attention to the negotiation of a transaction, and the integration of the operations and personnel of the combining businesses;

•	entry into new markets where we lack experience;

•	the introduction of new products and services into our business;

•	the incurrence and possible impairment of goodwill associated with an acquisition and possible adverse short-term effects on our results of operations; and

•	the risk of loss of key employees and customers.
     We may incur substantial costs to expand, and we can give no assurance such expansion will result in the levels of profits we seek. There can be no assurance integration efforts for any future mergers or acquisitions will be successful. Also, we may issue equity securities, including common stock, and securities convertible into shares of our common stock in connection with future acquisitions, which could cause ownership and economic dilution to our current shareholders and to investors purchasing common stock in this offering. There is no assurance that, following any future mergers or acquisition, our integration efforts will be successful or our company, after giving effect to the acquisition, will achieve profits comparable to or better than our historical experience.

If the value of real estate in our core market areas were to decline materially, a significant portion of our loan portfolio could become under-collateralized, which could have a material adverse effect on us.
          With most of our loans concentrated in the central Piedmont and Northwestern region of North Carolina, a decline in local economic conditions could adversely affect the values of our real estate collateral. Consequently, a decline in local economic conditions may have a greater effect on our earnings and capital than on the earnings and capital of larger financial institutions whose real estate loan portfolios are geographically diverse. In addition to the financial strength and cash flow characteristics of the borrower in each case, the Bank often secures loans with real estate collateral. At March 31, 2006, approximately 72.2% of the Bank’s loans had real estate as a primary or secondary component of collateral. The real estate collateral in each case provides an alternate source of repayment in the event of default by the borrower and may deteriorate in value during the time the credit is extended. If we are required to liquidate the collateral securing a loan to satisfy the debt during a period of reduced real estate values, our earnings and capital could be adversely affected.
Interest rate volatility could significantly harm our business.
          Our results of operations are affected by the monetary and fiscal policies of the federal government and the regulatory policies of governmental authorities. A significant component of our earnings is our net interest income. Net interest income is the difference between income from interest-earning assets, such as loans, and the expense of interest-bearing liabilities, such as deposits. We may not be able to effectively manage changes in what we charge as interest on our earning assets and the expense we must pay on interest-bearing liabilities, which may significantly reduce our earnings. The Federal Reserve has made significant changes in interest rates during the last few years. Since rates charged on loans often tend to react to market conditions faster than do rates paid on deposit accounts, these rate changes may have a negative impact on our earnings until we can make appropriate adjustments in our deposit rates. In addition, there are costs associated with our risk management techniques, and these costs could be material. Fluctuations in interest rates are not predictable or controllable and, therefore, there can be no assurances of our ability to continue to maintain a consistent positive spread between the interest earned on our earning assets and the interest paid on our interest-bearing liabilities.
We may have higher loan losses than our allowance for loan losses.
          Our loan losses could exceed the allowance for loan losses that we have set aside. Our average loan size continues to increase and reliance on historic allowances for loan losses may not be adequate. Approximately 72.6% of our loan portfolio is composed of construction, commercial mortgage and commercial loans. Repayment of such loans is generally considered more subject to market risk than residential mortgage loans. Industry experience shows that a portion of loans will become delinquent and a portion of the loans will require partial or entire charge-off. Regardless of the underwriting criteria we utilize, losses may be experienced as a result of various factors beyond our control, including, among other things, changes in market conditions affecting the value of our loan collateral and problems affecting the credit of our borrowers.
The building of market share through our de novo branching strategy could cause our expenses to increase faster than our revenues.
          We intend to continue to build market share through our de novo branching strategy. We have regulatory approval to open a new branch, which we intend to do in 2006. There are considerable costs involved in opening branches. New branches generally do not generate sufficient revenues to offset their costs until they have been in operation for at least a year or more. Accordingly, our new branches can be expected to negatively impact our earnings for some period of time until the branches reach certain economies of scale. Our expenses could be further increased if we encounter delays in the opening of any of our new branches. Finally, we have no assurance our new branches will be successful even after they have been established.

If we lose key employees with significant business contacts in our market area, our business may suffer.
          Our success is dependent on the personal contacts of our officers and employees in our market area. If we lose key employees temporarily or permanently, our business could be hurt. We could be particularly hurt if our key employees went to work for competitors. Our future success depends on the continued contributions of our existing senior management personnel, particularly on the efforts of our President and CEO, William A. Long, who has significant local experience and contacts in our market area.
Government regulations may prevent or impair our ability to pay dividends, engage in acquisitions, or operate in other ways.
          Current and future legislation and the policies established by federal and state regulatory authorities will affect our operations. Our subsidiary bank is subject to supervision and periodic examination by the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. Banking regulations, designed primarily for the protection of depositors, may limit our growth and the return to you as an investor in our company, by restricting our activities, such as:
•	the payment of dividends to shareholders;

•	possible transactions with or acquisitions by other institutions;

•	desired investments;

•	loans and interest rates;

•	interest rates paid on deposits; and

•	the possible expansion of branch offices
          We cannot predict what changes, if any, will be made to existing federal and state legislation and regulations or the effect that such changes may have on our business. The cost of compliance with regulatory requirements may adversely affect our ability to operate profitably.
Our trading volume has been low compared with larger banks and bank holding companies and the sale of substantial amounts of our common stock in the public market could depress the price of our common stock.
          The average daily trading volume of our shares on the Nasdaq Global Select Market for the three months ended July 17, 2006 was approximately 3,400 shares. Lightly traded stock can be more volatile than stock trading in an active public market like that for the large bank holding companies. We cannot predict the extent to which an active public market for our common stock will develop or be sustained. In recent years, the stock market has experienced a high level of price and volume volatility, and market prices for the stock of many companies have experienced wide price fluctuations that have not necessarily been related to their operating performance. Therefore, our shareholders may not be able to sell their shares at the volumes, prices, or times that they desire. We cannot predict the effect, if any, that future sales of our common stock in the market, or availability of shares of our common stock for sale in the market, will have on the market price of our common stock. We therefore can give no assurance that sales of substantial amounts of our common stock in the market, or the potential for large amounts of sales in the market, would not cause the price of our common stock to decline or impair our ability to raise capital through sales of our common stock.
We face strong competition in our market area, which may limit our asset growth and profitability.
          The banking business in our primary market area, which is currently concentrated in the central Piedmont and Northwestern area of North Carolina, is very competitive, and the level of competition we face may increase further, which may limit our asset growth and profitability. We experience competition in both lending and attracting funds from other banks and nonbank financial institutions located within our market area, some of which are significantly larger, well-established institutions. Nonbank competitors for deposits and deposit-type accounts include savings associations, credit unions, securities firms, money market funds, life insurance companies and the mutual funds industry. For loans, we encounter competition from other banks, savings associations, finance companies, mortgage bankers and brokers, insurance companies, small loan and credit card companies, credit unions, pension trusts and securities firms. We may face a competitive disadvantage as a result of our smaller size, lack of multi-state geographic diversification and inability to spread our marketing costs across a broader market.
Our Articles of Incorporation include anti-takeover provisions that may prevent shareholders from receiving a premium for their shares or effecting a transaction favored by a majority of shareholders.
     Our Articles of Incorporation include certain anti-takeover provisions, such as being subject to the Shareholder Protection Act and Control Share Acquisition Act under North Carolina law, which may have the effect of preventing shareholders from receiving a premium for their shares of common stock and discouraging a change of control of the company by allowing minority shareholders to prevent a transaction favored by a majority of the shareholders. The primary purpose of these provisions is to encourage negotiations with our management by persons interested in acquiring control of the company. These provisions may also tend to perpetuate present management and make it difficult for shareholders owning less than a majority of the shares to be able to elect even a single director.
Our securities are not FDIC insured.
          Our securities are not savings or deposit accounts or other obligations of any bank, and are not insured by the Federal Deposit Insurance Corporation, or any other governmental agency and are subject to investment risk, including the possible loss of principal.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
          Certain statements contained in or incorporated by reference into this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. You can identify these statements from our use of the words “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. These forward-looking statements may include, among other things:
–	statements relating to projected growth; leverage strategy; anticipated improvements in earnings, earnings per share, and other financial performance measures; and management’s long term performance goals;

–	statements relating to the anticipated effects on results of operations or financial condition from expected developments or events;

–	statements relating to our business and growth strategies, including potential acquisitions and branch openings; and

–	any other statements which are not historical facts.
          Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. We discuss these and other uncertainties in the “Risk Factors” section of this prospectus on page 4.

REGULATORY CONSIDERATIONS
          Because we are a bank holding company under the Bank Holding Company Act, the Federal Reserve Board regulates, supervises and examines us, and our consolidated subsidiaries. For a discussion of the material elements of the regulatory framework applicable to banks, and specific information relevant to our subsidiary bank, please refer to the Bank’s annual report on Form 10-K for the fiscal year ended December 31, 2005 and our subsidiary bank’s quarterly report on Form 10-Q for the quarter ended March 31, 2006, our subsidiary bank’s current reports on Form 8-K from January 1, 2006 through June 30, 2006, and any subsequent reports we file with the SEC, which are incorporated by reference into this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of our security holders. As a result of this regulatory framework, our earnings are affected by actions of the Federal Reserve Board, the North Carolina Commissioner of Banks, which regulates our bank subsidiary, and the Federal Deposit Insurance Corporation, which insures the deposits of our bank subsidiary within certain limits. Our earnings are also affected by general economic conditions, our management policies and legislative action. In addition, there are numerous governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on our business. Depository institutions, like our bank subsidiary, are also affected by various federal laws, including those relating to consumer protection and similar matters.
USE OF PROCEEDS
          We anticipate that the net proceeds to us from the sale of the common stock will be approximately $3.63 million after deducting offering expenses, estimated to be $20,889.
          We intend to use the net proceeds to fund continued expansion of our franchise. We intend to use the net proceeds from the sale of the securities for general corporate purposes, including investments or deposits in or loans to our bank subsidiary, Yadkin Valley Bank and Trust Company, to fund its operations and its continued expansion and to maintain our subsidiary bank’s status as a “well capitalized” bank under the guidelines of its regulators. We may use some portions of the net proceeds for our general corporate purposes, including, but not limited to, the possible repurchase of shares of our common stock and acquisitions of, or investments in, bank or permissible non-bank entities by either us or our subsidiary bank (although no agreements or understandings presently exist with respect to any such acquisitions). Before we apply any of the proceeds for any of these uses, they likely will be temporarily invested in short-term investment securities. The precise amounts and timing of the application of proceeds will depend upon our funding requirements, the funding and capital requirements of our subsidiary bank, and whether we have funds available from other sources that we can use for any of those purposes.

PLAN OF DISTRIBUTION
          Participation in the Dividend Reinvestment Plan is limited to record owners of the common stock of Yadkin Valley Financial Corporation. Beneficial owners whose shares are registered in names other than their own (for example, in “street name” in the name of a broker or a bank nominee) must become owners of record by having the number of shares as to which they wish to participate transferred into their names. Under the Plan, cash dividends on all or less than all shares of common stock registered in a participant’s name may be used to purchase additional common stock.
          All reinvested dividends under the Plan will be used to either (i) purchase our common stock in the open market, or (ii) acquire authorized and previously unissued common stock from us, or (iii) any combination of the foregoing at the sole discretion of us and our Transfer Agent, First-Citizens Bank, Raleigh, North Carolina. The purchase price per share of common stock purchased in the open market will be the weighted average of the total price paid by the Transfer Agent (which shall not include any applicable broker commissions or service charges) on all open market shares that were purchased by the Transfer Agent in respect of a particular quarter. The purchase price per share of common stock acquired from us under the Plan will be 100% of the average of the closing price per share of the common stock reported by the Nasdaq Global Select Market for the five (5) consecutive trading days ending on the date on which the dividend is paid.
          Dividend reinvestment amounts will be invested following the dividend payment date. Should we elect to purchase both open market and newly issued shares for any investment period, the price per share of the shares allocated under the Plan for that investment period will be apportioned in accordance with the number of shares purchased in the open market or as newly issued shares. The number of shares of our common stock purchased for each participant will depend upon the amount of the participant’s dividend and the amount of optional cash payments, if any, and the purchase price per share.
          The participant’s account, maintained by the Transfer Agent in book entry, will be credited with the number of shares, including fractional shares computed to four decimal places, equal to the total amount of dividends to be reinvested divided by 100% of the applicable purchase price. Shares purchased under the Plan will be credited to the participant’s account but will not be registered in the participant’s name nor will certificates be issued to the participant unless requested in writing or upon termination or withdrawal from the Plan. Dividends on a fractional interest in a share will be credited to the Participant’s account.
          We will pay any brokerage commissions or service charges connected with stock purchases by the Transfer Agent for the Plan. No participant will be charged a management fee for participation in the Plan.
          Shares credited to the account of a participant under the Plan may not be sold, pledged or assigned without first requesting that a certificate for such shares be issued by the Transfer Agent. Certificates must be requested in writing from the Transfer Agent. Only whole shares represented by that certificate will be withdrawn from the participant’s account. Certificates for fractions of a share will not be issued. Any fractional interest in a share will be converted to cash at the then current market value Any remaining whole shares and any fraction of a share will continue to be credited to the participant’s account.
          A decision to participate in our Dividend Reinvestment Plan must be made pursuant to each investor’s evaluation of its, his or her best interests. Neither our Board of Directors nor any independent financial advisor makes any recommendation to prospective investors regarding whether they should participate in our Dividend Reinvestment Plan. The common stock obtained from participation in the Dividend Reinvestment Plan may be withdrawn from the Plan and sold from time to time on the Nasdaq Global Select Market at prices then prevailing in negotiated transactions or otherwise. We anticipate that this Registration Statement shall remain effective until the date on which all of the common stock registered hereby has been sold.

LEGAL MATTERS
          Certain legal matters in connection with this offering will be passed upon for Yadkin Valley Financial Corporation by Maupin Taylor, P.A., Raleigh, North Carolina.
EXPERTS
          The audited consolidated financial statements of Yadkin Valley Bank and Trust Company as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, have been incorporated by reference herein in reliance upon the report of Dixon Hughes PLLC, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.
WHERE CAN YOU FIND INFORMATION
          We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Securities and Exchange Commission at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Our filings with the Securities and Exchange Commission are available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information.
DOCUMENTS INCORPORATED BY REFERENCE
          We “incorporate by reference” into this prospectus the information in documents we file with the Securities and Exchange Commission (under our Exchange Act file no. 000-33227), which means that we can disclose important information to you through these documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below:
•	Yadkin Valley Bank’s Annual Report on Form 10-K for the year ended December 31, 2005 (incorporated by reference to Exhibit 13 to our Current Report on Form 8-K/A filed July 20, 2006 (“July Form 8K/A”));

•	Yadkin Valley Bank’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (incorporated by reference to Exhibit 99.2 to the July Form 8-K/A);

•	Yadkin Valley Bank’s Current Reports on Form 8-K (incorporated by reference to Exhibit 99.3 to the July Form 8-K/A);

•	our Current Reports on Form 8-K (including the description of our common stock included in the July Form 8-K/A); and

•	all current, quarterly and annual reports filed by us with the SEC pursuant to the Exchange Act prior to termination of the offering; and
          You may request, and we will provide, a copy of these filings at no cost by writing or calling Edwin E. Laws, Senior Vice President and Chief Financial Officer, at Yadkin Valley Financial Corporation, 209 North Bridge Street, Elkin, North Carolina 28621-3404, (336) 526-6300.
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES
          The North Carolina Business Corporation Act and our certificate of incorporation and bylaws provide for indemnification of our directors and officers for liabilities and expenses that they may incur in such capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

          You should rely only on the information incorporated by reference or contained in this prospectus or any supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus or any supplement that may have a later date.
YADKIN VALLEY FINANCIAL CORPORATION
250,000 Shares of
Common Stock

PROSPECTUS

July 26, 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
          The expenses in connection with the offering described in this registration statement which will be paid by Yadkin Valley Financial Corporation are set forth in the chart below. With the exception of the filing fees for the Securities and Exchange Commission, all amounts shown are estimates.

AMOUNT
SEC registration fee	$389
Printing and mailing expenses	5,000
Transfer Agent fees	1,000
Legal fees and expenses	7,500
Accounting fees and expenses	5,000
Miscellaneous	2,000

TOTAL	$20,889

Item 15. Indemnification of Directors and Officers.
          The North Carolina Business Corporation Act permits, and in some cases requires, corporations to indemnify officers, directors, agents and employees who have been, or are threatened to be, made a party to litigation. The indemnification applies to judgments, fines, settlements and reasonable expenses under certain circumstances. Under the North Carolina Business Corporation Act, reasonable expenses incurred by a director or officer may be paid or reimbursed by us before a final conclusion of the proceeding, after we receive certain assurances from the director or officer. Specifically, the director or officer must provide to us a written statement of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification. The other assurance we must receive is a written undertaking, by or on behalf of the director or officer, to repay the amount reimbursed if it is ultimately determined that the director or officer is not entitled to indemnification by us. If a director or officer is wholly successful in defending the proceeding in which he or she is a party, the North Carolina Business Corporation Act requires us to indemnify him or her against reasonable expenses incurred in connection with the proceeding if he or she is named as a defendant as a result of being one of our directors or officers. Our Articles of Incorporation provide that we shall indemnify our directors and executive officers to the fullest extent permitted by North Carolina Business Corporation Act.
          The North Carolina Business Corporation Act allows a corporation to provide that its directors shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for (i) acts or omissions not made in good faith that the director at the time of breach knew or believed were in conflict with the best interests of the Corporation; (ii) any liability under Section 55-8-33 of the Business Corporation Act (unlawful distributions); or (iii) any transaction from which the director derived an improper personal benefit (which does not include a director’s compensation or other incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney, or consultant of the Corporation). Our Articles of Incorporation include such a provision.

          We have purchased director and officer liability insurance that insures our directors and officers against liabilities in connection with the performance of their duties.
Item 16. Exhibits.
REGULATION S-K

EXHIBIT NUMBER	DOCUMENT
4	Yadkin Valley Financial Corporation’s Dividend Reinvestment Plan

5	Opinion of Maupin Taylor, P.A., as to the validity of the common stock to be issued by Yadkin Valley Financial Corporation pursuant to the terms of the Dividend Reinvestment Plan

23.1	Consent of Dixon Hughes PLLC

23.2	Consent of Maupin Taylor, P.A. (set forth in Exhibit 5)
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
          (1) That, for the purpose of determining any liability under the Securities Act of 1933, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
          (2) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
          (3) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus shall provide such interim financial information.
          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Yadkin Valley Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elkin, State of North Carolina, on July 20, 2006.

YADKIN VALLEY FINANCIAL CORPORATION

By:	/s/ William A. Long	Date: July 20, 2006

William A. Long
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ William A. Long		Date: July 20, 2006

William A. Long
President, Chief Executive Officer, and
Director

/s/ Edwin E. Laws		Date: July 20, 2006

Edwin E. Laws
Chief Financial Officer

/s/ Ralph L. Bentley		Date: July 20, 2006

Ralph L. Bentley
Director

/s/ Nolan G. Brown		Date: July 20, 2006

Nolan G. Brown
Director

/s/ Faye E. Cooper		Date: July 20, 2006

Faye E. Cooper
Director

/s/ Harry M. Davis		Date: July 20, 2006

Harry M. Davis
Director

/s/ James A. Harrell, Jr.		Date: July 20, 2006

James A. Harrell, Jr.
Director

/s/ Daniel J. Park		Date: July 20, 2006

Daniel J. Park
Director

/s/ Eldon H. Parks	Date: July 20, 2006

Eldon H. Parks
Director

/s/ James L. Poindexter	Date: July 20, 2006

James L. Poindexter
Director

/s/ James N. Smoak	Date: July 20, 2006

James N. Smoak
Director

/s/ Hal M. Stuart	Date: July 20, 2006

Hal M. Stuart
Director

/s/ C. Kenneth Wilcox	Date: July 20, 2006

C. Kenneth Wilcox Director

/s/ Harry C. Spell	Date: July 20, 2006

Harry C. Spell
Director

/s/ J.T. Alexander, Jr.	Date: July 20, 2006

J.T. Alexander, Jr Director

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